C&D CHARTER POWER SYSTEMS, INC.
                         3043 Walton Road
                    Plymouth Meeting, PA 19462


                                   April 3, 1995


Dr. Leslie S. Holden
121 Orchard Court
Blue Bell, PA 19422

Dear Dr. Holden:

          We refer to the Employment Agreement (the "Employment
Agreement"), dated January 26, 1990, between C&D Charter Power
Systems, Inc., a Delaware corporation, and you.

          Section 2 of the Employment Agreement is hereby amended by inserting "(a)" after the caption thereof, and by inserting the following new paragraph at the end of such Section:

          "(b) If your employment hereunder shall be terminated (i) by the Company without Cause
          (as defined in Section 10(c) therefor having been given to you (other than pursuant to Sections 10(a) or lO(b), or (ii) as a result of the non-renewal of this Agreement by the Company upon expiration of the Initial Term or any renewal term, then for a one year period after the effective date of such termination the Company shall pay you at the rate of your Base Salary in effect at the time of such termination.

          Section 7(a) the Employment Agreement is hereby amended by deleting the last sentence thereof.

          Section 10(b) of the Employment Agreement is hereby amended by adding the following sentence after the first sentence thereof:


A:\225152.LS

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Page Two

          Notwithstanding the foregoing, if this
          Agreement is terminated pursuant to this Section, the Company shall pay any accrued but unpaid Base Salary through the date of termination and any reimbursable expenses due to you hereunder.

          Except as modified hereby, the Employment Agreement remains unchanged and in full force and effect.

          If you are in agreement with the foregoing, please so indicate by signing in the space indicated below, whereupon this letter will become a binding agreement between us amending the Employment Agreement.

                              Very truly yours,

                              C&D CHARTER POWER SYSTEMS, INC.


                              By \s\ Alfred Weber
                                   Alfred Weber
                                   President

Agreed to and accepted
as of the date first above written:


\s\  L. S. Holden
Leslie S.  Holden

                C&D CHARTER POWER SYSTEMS, INC.
                         3043 Walton Road
                   Plymouth fleeting, PA 19462

January 26, 1990

Dr. Leslie Holden
121 Orchard Court
Blue Bell, PA 19422


Dear Dr. Holden:

C&D Charter Power Systems, Inc., a Delaware corporation (the
"Company"), agrees to employ you and you agree to accept such employment under the following terms and conditions:

1. Term of Employment.

     (a)  Except for earlier termination as is provided in
          Section 10 below, your employment under this agreement shall be for a term commencing on January 26, 1990 (the "Effective Date") and terminating on January 25, 1991 (the"Initial Term").

     (b)  After the Initial Term, this agreement
          shall be automatically renewed for successive terms of one month each, unless prior to the Initial Term, either party shall have given to the other party 60 days prior written notice of the termination of this agreement. If such 60 days' prior written notice is given by either party, (i) the Company shall, without any liability to you, have the right, exercisable at any time after such notice is sent, to elect any other person to the office or offices in which you are then serving and to remove you from such office or offices, but (ii) all other obligations each of you and the Company have to the other, including the Company's obligation to pay your compensation and make available the fringe benefits to which you are entitled hereunder, shall continue until 60 days after such notice is given.

Leslie Holden
Page 2


2.   Compensation

     You shall be compensated for all services rendered by you under this agreement at the rate of $100,000 per annum, (such salary, as it is from time to time adjusted, is herein referred to as the "Base Salary"). Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than twice monthly in accordance with the Company's payroll practices for executive employees. The Board of Directors shall review such Base Salary prior to December 31 of each year during the term of this agreement and shall make such adjustments, if any, as the Board shall determine; provided; however, that no adjustment shall reduce the Base Salary below $100,000.

3.   Duties.

     (a) During the term of your employment hereunder, including any renewal term hereof, you agree to serve as the Vice President-Technology of the Company or in such other executive capacity with duties and responsibilities of a similar nature as those initially undertaken by you as the Board of Directors may from time to time determine. Your duties may be changed at any time and from time to time hereafter, upon mutual agreement, in a manner appropriate to the Company for the times and circumstances for which the change is to be made. You also agree to perform such other services and duties consistent with the office or offices in which you are serving and its responsibilities as may from time to time be prescribed by the Board of Directors, and you also agree to serve, if elected, as an officer and/or director of the Company, the Company's parent corporation, and/or any of the Company's direct or indirect subsidiaries, in all cases in conformity to the by-laws of each such corporation. Unless you otherwise agree, you will not be required to relocate your principal office from the Plymouth Meeting, Pennsylvania area.

     (b) You shall devote your full employment energies interest, abilities, time and attention during normal business hours (excluding the vacation periods provided in Section 4(b) below) exclusively to the business and affairs of the Company, its

Leslie Holden
Page 3


          parent corporation and subsidiaries, if any, and shall not engage in any activity which conflicts or interferes with the performance of duties hereunder.

     (c) You agree to cooperate with the Company, including taking such reasonable medical examinations as may be necessary, in the event the Company shall desire or be required (such as pursuant to the terms of any bank loan or any other agreement) to obtain life insurance insuring your life.

     (d) You shall, except as otherwise provided herein, be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees.

4. Benefits

     (a) You shall have the benefit of the life and medical insurance plans, pensions, bonus, stock option and other similar plans as the Company may have or may establish from time to time, and in which you would be entitled to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof, shall affect this Agreement.

     (b) You shall be entitled to a vacation of four weeks each year.

     (c) The Company will provide you with the following under the terms of this agreement: (i) an annual physical examination, and (ii) key executive life insurance.

5. Working and Other Facilities. During the Initial Term of this agreement and any renewal term thereof, you shall be furnished with such working facilities and other services as are suitable to your position and adequate for the performance of your duties.

6. Expenses. The Company will reimburse you for reasonable expenses, including traveling expenses, incurred by you in connection with the business of the Company upon the presentation by you of appropriate substantiation for such expenses.

Leslie Holden
Page 4


7.   Restrictive Covenants and Severance Pay.

     (a) During such time as you shall be employed by the Company, and for a period of one year thereafter, you shall not, without the written consent of the Board of Directors, directly or indirectly become associated with, render services to, invest in, represent, advise or otherwise participate as an officer, employee, director, stockholder, partner, agent of or consultant for, any business which is competitive with the business in which the Company is engaged at the time your employment with the Company ceases; provided, however, that nothing herein (i) shall prevent you from investing without limit in the securities of any company listed on a national securities exchange or quoted on the NASDAQ quotation system, provided your involvement with any such company is solely that of a stockholder, and (ii) is intended to prevent you from being employed during the one-year period referred to herein for the foregoing non-competitive business. In consideration for the foregoing non-competitive agreement, if your employment hereunder shall be terminated (i) by the Company without cause therefor having been given it by you, or (ii) as a result of the non-renewal of this agreement upon expiration of the Initial Term or any renewal term, then for a one-year period the Company shall pay you at the rate of your Base Salary in effect at the time of such termination.

     (b) The parties hereto intend that the covenant contained in this Section 7 shall be deemed a series of separate covenants for each state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 7, because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the states, counties and cities therein which are least populous), which, if eliminated would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 7.

Leslie Holden
Page 5

8.   Confidentiality Non-Interference, Inventions and
     Proprietary Information.

     8.1. Confidentiality. In the course of (i) your employment by the Company hereunder, and (ii) your prior employment with the Company, you will have and have had access to confidential or proprietary data or information of the Company. You will not at any time divulge or communicate to any person nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such data or information. The provisions of this Section 8.1 shall survive your employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential or proprietary data or information" as used in this agreement shall mean information not generally available to the public, including, without limitation, personnel information, financial information, customer lists, supplier lists, product and tooling specifications, trade secrets, product composition and formulae, tools and dies, drawings and schematics, manufacturing processes, knowhow, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

     8.2 Non-Interference. You agree that you will not at any time after the termination of your employment by the Company, for your own account or for the account of any other person, interfere with the Company's relationship with any of its suppliers, customers or employees; provided that your employment by a competitor of the Company, if not in violation of your non-competition agreement contained in Section 7(a) above, and your contraction of suppliers and customers in connection therewith, if not in violation of
          Section 8.1 above or Sections 8.3 or 8.4 below, shall not constitute "interference" hereunder.

     8.3 Inventions. It is understood that you may, during your employment, conceive or develop certain

Leslie Holden
Page 6



          inventions, innovations or discoveries related to any business in which the Company may be engaged, either solely or jointly with others. In connection with the conception or development thereof, you agree to disclose promptly to the Company all such inventions, innovations and discoveries, to assign, and hereby do assign, to the Company all of your right, title and interest in and to said inventions, innovations and discoveries, and to do all things and sign all documents deemed by the Company to be necessary or appropriate to vest in it, its successors and assigns, all of your right, title and interest in and to such inventions, innovations or discoveries and to procure for it, at the Company's expense, patents, copyrights and/or trademarks covering such inventions, innovations or discoveries in the United States and its possessions and in foreign countries, at the discretion and under the direction of the Company. In the event the Company is unable for any reason to assure your signature on such documents, you irrevocably appoint the Company and its duly authorized officers and agents as your agents and attorneys-in-fact to execute such documents and to do such things with the same legal force and effect as if executed or done by you.

     8.4 Return of Property. All written materials, records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon request of the Company during your employment, you shall promptly deliver the same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you will deliver to the Company all other Company property in your possession or under your control, including but not limited to, financial statements, marketing and sales data, patent applications, drawings and other documents, and all Company credit cards and automobiles.

Leslie Holden
page 7



       9. Equitable Relief. With respect to the covenants contained in Sections 7 and 8 of this Agreement, you agree that any remedy at law for any breach of said convenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award.

     10. Earlier Termination. Your employment hereunder shall terminate prior to the Initial Term (or any renewal term, in the event of renewal) on the following terms and conditions:

          (a) This agreement shall terminate automatically on the date of your death. Notwithstanding the foregoing the Company shall (i) continue to make payments to your estate of your Base Salary as then in effect pursuant to this agreement for six months after your death, and (ii) pay your estate any reimburseable expenses which otherwise would have been paid to you to the date of your death.

          (b) This agreement shall be terminated if you are unable to perform your duties hereunder for a period of any 180 days in any 365 consecutive day period by reason of physical or mental disability. For purposes of this agreement "physical or mental disability" shall mean your inability, due to health reasons to discharge properly your duties of employment, supported by the opinion of a physician satisfactory to both you and the Company. If the parties do not agree on a physician mutually satisfactory to both you and the Company within ten days of written demand by one or the other, a physician shall be selected by the president of the Pennsylvania Medical Association, and the physician shall, within 30 days thereafter, make a determination as to whether disability exists and certify the same in writing. Services of the physician shall be paid for by the Company. You shall fully cooperate with the examining physician including submitting yourself to such examinations as may be requested by the physician for the purpose of determining whether you are disabled.

Leslie Holden
Page 8


10. (c) This agreement shall terminate immediately upon the Company's sending you written notice terminating your employment hereunder for Cause. The Company may terminate this Agreement for Cause, but only after written notice specifying the Cause of such action shall have been rendered to you by the President and Chief Operating Officer of the Company. "Cause" shall mean:

     (i) Refusal or inability to perform duties assigned in accordance with the terms of this Agreement or overt and willful disobedience of orders or directives issued to you by the Company and within the scope of your duties to the Company.

     (ii) Willful misconduct in the performance of your duties, functions and responsibilities.

    (iii) Conviction of commission of illegal acts in connection with the performance of the duties under this Agreement.

     (iv) Conviction of any felony offense during the term of this Agreement.

      (v) Violation of Company rules and regulations concerning conflict of interest.

     (vi) Gross mismanagement of the assets of the Company.

    (vii) Gross incompetency, gross insubordination or gross neglect in the performance of your duties hereunder or being under the habitual influence of alcohol while on duty or possession, use, manufacture, distribution, dispensation or sale of illegal drugs while on or off duty.

If the Company terminates this Agreement for Cause under this Section, the Company shall not be obligated to make any further payments under this Agreement except for amounts due at the time of such termination.

Existence of inability to perform or of Cause shall be conclusively determined for all purposes hereunder by the President and Chief Operating Officer of the Company. Such advice and consultation shall be utilized as such officer regards as appropriate, and no obligation or duty with respect to any procedure or formality is created by this Agreement.

Leslie Holden
Page 9



11. Post-employment Benefits Coverage

     (a) Your coverage under the benefits program provided by the Company will cease effective on your termination date. You will be entitled to elect continuation of your medical and dental benefits at your cost pursuant to the provision of the Consolidated Omnibus Budget Reconciliation Act, (COBRA). Details with regard to COBRA continuation coverage will be provided to you following your termination date.

     (b) Life Insurance coverage will cease upon your termination date. You may, however, apply to Connecticut General Life Insurance Co. for an individual converted life policy, with such application and payment of the first premium required to be accomplished within 31 days after your termination date. Details regarding this conversion option will be provided to you shortly after your termination date.

     (c)  Accidental Death and Dismemberment and Long Term
          Disability Coverages cease with your termination date and may not be extended or converted.

12. Termination of Prior Agreement; Modification. This Agreement constitutes the full and complete understanding of the parties, and will, on the Effective Date, supersede all prior agreements and understandings, oral or written, between the parties. This agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

13. Entire Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by either party or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

Leslie Holden
Page 10



14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any Jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

16.  Notices. All notices hereunder shall be in writing and
     shall be sent by express mail or by certified or
     registered mail, postage prepaid, return receipt
     requested; if to you, to your residence as listed in
     the Company's records; and if to the Company, to the
     address set forth above with copies to Charterhouse
     Group International, Inc., 535 Madison Avenue, New
     York, New York 10022, Attention:
     _____________________________________________________

     _____________________________________________________

     _____________________________________________________


17. Assignability; Binding Effect. This Agreement shall not be assigned by you without the written consent of the Board of Directors of the Company. This Agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

18. Governing Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts or choice of law provisions thereof.

Leslie Holden
Page 11



19. Headings. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

If this Agreement correctly sets forth our understanding, please sign the duplicate original in the space provided below and return it to the Company, whereupon this shall constitute the employment agreement between you and the Company effective and for the term as stated herein.